UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39866	85-3306396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 North Cedros Avenue, Suite B Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

(858) 925-8215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EFTR	Nasdaq Capital Market
Warrants to purchase common stock	EFTRW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, John Smither, resigned from the Board of Directors (the “Board”) of eFFECTOR Therapeutics, Inc. (the “Company”), effective immediately. Mr. Smither advised the Company that his decision to resign was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Additionally, on September 9, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, and pursuant to the amended and restated bylaws of the Company, the Board appointed Caroline Loewy, to fill the vacancy created by such resignation. Ms. Loewy will serve as a Class II director, with an initial term expiring at the Company’s 2026 annual meeting of stockholders.

Ms. Loewy, 57, serves on public company boards, provides strategic advisory services to life science companies, and has more than 25 years of experience in the biopharmaceutical industry. She co-founded and served as Chief Financial Officer and Chief Business Officer of Achieve Life Sciences, Inc., a specialty pharmaceuticals company, from 2015 to 2017. Prior to Achieve Life Sciences, she served as Chief Financial Officer of several life sciences companies, including Tobira Therapeutics, Inc. from 2012 to 2014, Corcept Therapeutics Inc. from 2008 to 2011 and Poniard Pharmaceuticals, Inc. from 2006 to 2008. Prior to that, Ms. Loewy was a senior biotechnology equity research analyst at Morgan Stanley, Inc. from 2000 to 2004 and Prudential Securities, Inc. from 1996 to 1999. She began her career as a financial analyst at BankAmerica Corporation. Ms. Loewy is a founding board member of the Global Genes Project and the KCNQ2 Cure Alliance Foundation. Ms. Loewy has served on the boards of directors of CymaBay Therapeutics, Inc. since December 2016, PhaseBio Pharmaceuticals, Inc. since July 2018, and Phoenix Biotech Acquisition Corp. since October 2021, and previously served on the boards of directors of Zogenix, Inc. from September 2020 to March 2022, Aptose Biosciences from April 2018 to June 2022, and of Locust Walk Acquisition Corp. from January 2021 to August 2021. Ms. Loewy holds a B.A. from the University of California, Berkeley, and a M.B.A./M.S. degree from Carnegie Mellon University.

Pursuant to the Company’s non-employee director compensation program, Ms. Loewy was granted on the date of her appointment options to purchase 40,000 shares of the Company’s common stock, which vest in substantially equal monthly installments over the three years following her appointment to the Board. Ms. Loewy will receive cash compensation for her service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Ms. Loewy has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 5, 2021.

There is no arrangement or understanding between Ms. Loewy and any other person pursuant to which Ms. Loewy was appointed as a director. Ms. Loewy is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Ms. Loewy is an independent director in accordance with the listing requirements of the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFFECTOR Therapeutics, Inc.

Date: September 11, 2023	By:	/s/ Stephen Worland
	Name:	Stephen Worland
	Title:	President and Chief Executive Officer